Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Announces Closing of Biomed Acquisition

•	Expands market opportunity to include patients with immune deficiencies, hemophilia and other chronic conditions

•	Diversifies payor base by increasing revenue from non-governmental payors

•	Acquisition anticipated to be accretive to earnings

MELVILLE, NEW YORK – April 7, 2008 – Allion Healthcare (Nasdaq: ALLI) today announced that it has been granted early termination of the waiting period required by the Hart-Scott-Rodino Act and has closed its acquisition of Biomed America, Inc. (“Biomed”), a leading provider of specialized biopharmaceutical medications and services to chronically ill patients.

The Company completed the closing on April 4, 2008 and under the terms of the agreement, Allion has acquired Biomed for $48 million in cash, 9.35 million shares of Allion common and Series A-1 preferred stock and the assumption of $18.6 million of Biomed debt. Allion may also make an earn-out payment in 2009 should Biomed achieve certain financial performance benchmarks during the first 12-month period post closing.  To partially fund the cash portion of the transaction, Allion also consummated a $55 million senior secured credit facility with CIT Healthcare LLC.  At a later date, the Company will seek shareholder approval to convert the newly issued Series A-1 preferred stock into Allion common stock and will replace two of its directors with nominees to be designated by the former shareholders of Biomed America.

“This acquisition is an integral part of our overall growth strategy,” said Mike Moran, Chairman and CEO of Allion Healthcare.  Mr. Moran added, “In addition to Biomed’s focus on providing infused and injected drugs to patients with chronic conditions, Biomed brings a leading reputation among patients and referring physicians managing hemophilia, immune deficiencies and other chronic conditions.  Importantly, with the completion of this acquisition, we will now have an enhanced product array and an expanded market opportunity.  There is also benefit from a diversified payor base since the addition of Biomed has increased the revenue we receive from non-governmental payors.”  The Company anticipates that the acquisition will be accretive to its 2008 earnings.  A conference call will be scheduled to further discuss the elements of the transaction.

CIT Capital Securities LLC served as the exclusive financial advisor to Allion on the transaction.

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About Allion Healthcare
Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors to improve clinical outcomes and reduce treatment costs.

About Biomed America
Biomed America is a provider of specialized biopharmaceutical medications and services to chronically ill patients. The company currently operates six pharmaceutical distribution centers, focused on providing services for the following core therapies: intravenous immunoglobulin, Blood Clotting Factor and other chronic therapies.

Certain statements herein, such as any statements about successful integration or prospects of the Biomed acquisition, Allion Healthcare's confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute "forward-looking statements" within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Allion Healthcare's actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Allion Healthcare's filings with the Securities and Exchange Commission. Words such as "believe," "demonstrate," "expect," "estimate," "anticipate," "should" and "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Allion Healthcare undertakes no obligation to update any forward-looking statement contained herein.

Contact:
Allion Healthcare, Inc.                                                                                        The Cockrell Group
Steve Maggio, Interim Chief Financial Officer                                                Rich Cockrell
(631) 870-5106                                                                                           (404) 942-3369
rich.cockrell@thecockrellgroup.com

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